Exhibit (e)

                          Certification under Rule 466

As requested by the Staff of the U.S. Securities and Exchange Commission, the depositary, Citibank, N.A., represents and certifies the following:

      (1) that it previously had filed a registration statement on Form F-6 (TELIA AB: 333-100216), which the Commission declared effective, with terms of deposit identical to the terms of deposit of the registration statement except for the change in the name of the issuer of the deposited securities to TeliaSonera AB (formerly known as "Telia AB"); and

      (2) that its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                             CITIBANK, N.A., as Depositary


                                             By: /s/ Frettra M. Miller
                                                 -------------------------------
                                                 Name: Frettra M. Miller
                                                 Title: Vice President